UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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NORTH EUROPEAN OIL ROYALTY TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NORTH EUROPEAN OIL ROYALTY TRUST

43 West Front Street, Suite 19A, Red Bank,
New Jersey 07701
(732) 741-4008

NOTICE OF ANNUAL MEETING OF UNIT OWNERS

February 11, 2014

To the Unit Owners of

NORTH EUROPEAN OIL ROYALTY TRUST:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Unit Owners of NORTH EUROPEAN OIL ROYALTY TRUST (the “Trust”), pursuant to Article 14 of its Agreement of Trust will be held on Tuesday, February 11, 2014, at 10:30 A.M., in Rooms 3 and 4, Ninth Floor, at The University Club, 1 West 54th Street, New York, New York 10019 (corner of Fifth Avenue; entrance on 54th Street) for the following purposes:

(1)	To elect five persons named in the accompanying proxy statement as Trustees to serve until the next annual meeting of unit owners or until their respective successors are duly elected and qualified (“Proposal One”).

(2)	To consider an advisory vote on compensation of the Trust’s Managing Director (“Proposal Two”).

(3)	To transact such other business as may properly come before this meeting.

The transfer books of the Trust will not be closed. Only unit owners of record as of the close of business on December 30, 2013 will be entitled to notice of and to vote at the annual meeting.

BY ORDER OF THE TRUSTEES:

ROBERT P. ADELMAN

Managing Trustee

January 10, 2014

If you plan to attend the meeting, please note that The University Club has a dress code. Gentlemen are required to wear a jacket and tie, and ladies are required to wear business attire. The University Club does not make exceptions. To obtain directions to attend the meeting and vote in person, contact the Trust at (732) 741-4008 or neort@neort.com. To make arrangements for handicap access, contact the University Club at (212) 247-2100. If you do not expect to be present in person, you are urged to sign and return the enclosed proxy in the enclosed postage- paid envelope as soon as possible.

Brokers may not vote your units on either Proposal One or Two in the absence of your specific instructions as to how to vote. Please return your proxy card so your vote can be counted.

NORTH EUROPEAN OIL ROYALTY TRUST

43 West Front Street, Suite 19A,
Red Bank, New Jersey 07701
(732) 741-4008

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Trustees of NORTH EUROPEAN OIL ROYALTY TRUST (the “Trust”) to be used at the Annual Meeting of Unit Owners to be held on February 11, 2014 and any adjournment or adjournments thereof for the purposes set forth in the accompanying notice of annual meeting. Only unit owners of record at the close of business on December 30, 2013 will be entitled to vote at such meeting. Proxies properly executed and received in time to be presented at the meeting will be voted as specified in such proxies. If no instructions are specified in such proxies, units of beneficial interest in the Trust (“units”) will be voted for Proposals One and Two. The Trustees do not know of any matters, other than as described in the Notice of Annual Meeting of Unit Owners, which are to come before the annual meeting. If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

Any proxy may be revoked at any time prior to its being exercised by filing with the Managing Trustee, at the address of the Trust above, written notice of such revocation or a duly executed proxy bearing a later date, or by attending and voting in person at the annual meeting. Owners of units registered in the name of a nominee (e.g. units held by brokers in “street name”) who wish to vote in person at the annual meeting should contact the nominee to obtain appropriate authority to vote such units at the annual meeting. Attendance at the annual meeting will not in and of itself constitute revocation of a proxy. This proxy statement and the proxy included herewith are being mailed to unit owners on or about January 10, 2014.

The Trust was formed on September 10, 1975, pursuant to a vote of the shareholders of North European Oil Company, a predecessor corporate entity. There were 9,190,590 units of the Trust outstanding on December 30, 2013. This number of units represents all authorized units. Each unit owner is entitled to one vote for each unit he or she holds or represents. Any number of units represented in person or by proxy will constitute a quorum for all purposes at the annual meeting.

The affirmative vote of a majority of units represented in person or by proxy at the annual meeting is required to elect any person a Trustee of the Trust. With regard to the election of Trustees, votes may be cast in favor or withheld with respect to all or certain nominees. Votes that are withheld will be counted as present for purposes of the election of Trustees and, thus, will have the same effect as a vote “against” such election.

With respect to Proposal Two, the votes that unit owners cast “for” must exceed the votes that unit owners cast “against” to approve the advisory vote on compensation of our Managing Director. Because your votes are advisory on this proposal, they will not be binding on the Trustees or the Trust. However, the Trustees and the Compensation Committee of the Trustees of North European Oil Royalty Trust (the “Compensation Committee”) will review the voting results and take them into consideration when making future decisions regarding the Managing Director’s compensation.

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In the event of a broker non-vote with respect to any issue coming before the annual meeting, such non-voting units will not be deemed present and entitled to vote as to that issue for purposes of determining the total number of units represented in person or by proxy. A “broker non-vote” occurs if a broker or other nominee who is entitled to vote units on behalf of a record owner has not received instructions with respect to a particular item to be voted on, and the broker or nominee does not otherwise have discretionary authority to vote on that matter. Under the rules of the New York Stock Exchange (the “NYSE”), brokers may vote a client’s proxy in their own discretion on certain items even without instructions from the beneficial owner, but may not vote a client’s proxy without voting instructions on “non-discretionary” items. According to the rules of the NYSE, Proposals One and Two are considered “non-discretionary” items and brokers may not vote your units on either of these proposals in the absence of your specific instructions as to how to vote. Please return your proxy card so your vote can be counted.

The Trustees do not expect that the cost of soliciting proxies will exceed the amount normally expended for a proxy solicitation for an election of directors or trustees and all such costs will be borne by the Trust. In addition to the use of the mail, some proxies may be solicited personally by the Trustees without additional compensation. The Trustees may reimburse persons holding units in their names or in the names of their nominees for their expenses in sending the soliciting materials to their principals.

PROPOSAL ONE: ELECTION OF TRUSTEES

The persons named in the accompanying proxy intend to vote for the election of the five individuals named below to serve until the next annual meeting of unit owners, or until their successors have been duly elected and qualified. All of the nominees are presently serving as Trustees. The Trustees are informed that all nominees are willing to serve, but if any such person shall decline or shall become unable to serve as a Trustee for any reason, votes will be cast instead for a substitute nominee, if any, designated by the present Trustees, or, if none is so designated prior to election, said votes will be cast according to the judgment of the person or persons voting the proxy.

Nominees for Election as Trustees

The following sets forth certain information about the nominees for election as Trustees, including a description of the specific experience, qualifications, attributes or skills that led to the conclusion that, given the nature and structure of the Trust, the named person should serve as a Trustee. For further information, see “--Governance and Nominations--Nominations” below. Other than the Trust itself, none of the corporations or organizations with which the nominees are affiliated is a parent, subsidiary or other affiliate of the Trust.

Robert P. Adelman, 83, has been retired from full-time employment for more than five years. Mr. Adelman has represented the Trust as a Trustee since 1987 and as Managing Trustee since 2006. He has also served as the primary representative of a parallel royalty owner since 1960. He has monitored and negotiated the royalty contracts and payments both for the Trust and the parallel royalty owner during that time. Mr. Adelman was responsible for interviewing on behalf of the Trustees and recommending to them the legal and accounting representatives and business consultant in Germany. Mr. Adelman is a director or trustee of various profit and non-profit companies. He holds a law degree, served as the chief financial officer of a major property holding and development corporation, as chairman and chief executive officer of a mining and road-building corporation, and as director of numerous other enterprises.

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Samuel M. Eisenstat, 73, currently serves as the Chief Executive Officer of Abjac Energy Corp., a small, private oil and gas exploration company which he founded. He has served in that position since 1970. As of March 2011, Mr. Eisenstat has stepped down from his position as a director or trustee of 39 open and closed end funds managed by SunAmerica Asset Management Corp. These funds are part of fund complexes consisting of several SunAmerica fund complexes (comprised of 27 individual funds), the Anchor Series Trust fund complex (comprised of 9 individual funds), and the Sun America Specialty Series fund complex (comprised of 3 individual funds). Mr. Eisenstat has been a Trustee of North European Oil Royalty Trust since 1996 and the Audit Committee Chairman since 2006. He has broad corporate governance experience, which includes having served as an independent chair of the mutual fund complexes listed above as well as its audit committee chair. Mr. Eisenstat holds a law degree, a master of laws degree in tax and a master of laws degree with a corporate concentration.

Lawrence A. Kobrin, 80, is a senior counsel with the law firm of Cahill Gordon & Reindel LLP, a position he has held since January 1, 2007. Prior to such time, Mr. Kobrin was a partner at Cahill Gordon & Reindel LLP, a position he held since 1984. Cahill Gordon & Reindel LLP serves as counsel to the Trust. Mr. Kobrin has been a Trustee since 2006. Mr. Kobrin has served as a legal advisor to the Trust since its formation in 1975, both at Cahill Gordon & Reindel LLP and at other law firms. Mr. Kobrin has also served as special counsel to a parallel royalty owner during that time. As a result, he has long and continuous experience with the Trust’s organizational model and operations, and with the royalty contractual rights and their enforcement for the Trust and the parallel royalty owner. Additionally, Mr. Kobrin is familiar with the professional representatives and consultants in Germany. He has a law degree and has practiced law for over fifty years, focusing on various corporate, real property and non-profit organization matters.

Willard B. Taylor, 73, is of counsel to the law firm of Sullivan and Cromwell LLP, a position he has held since 2008, and was a partner in that firm from 1972 through 2007. Mr. Taylor has been a Trustee since 1975 and also served as a director of North European Oil Company from 1970 to 1972. Mr. Taylor specializes in tax matters, including extractive industry taxation; and has for many years been a professor on the adjunct faculty of New York University School of Law.

Rosalie J. Wolf, 72, is a Managing Partner of Botanica Capital Partners LLC, an investment consulting firm, a position she has held since 2004. She is also a Member of Brock Capital Group LLC, a boutique investment bank and advisory firm, a position she has held since November 2008. Ms. Wolf has been a Trustee since 2001. Ms. Wolf has extensive financial background, corporate governance experience, and experience in the international oil and gas industry. She serves on the boards of several private, public, and non-profit entities. She is currently a director (and formerly the chairman) of Sanford C. Bernstein Fund, Inc. As of June 30, 2013, Ms. Wolf retired as a director of TIAA-CREF, where she chaired the Audit Committee and served on the Investment and Executive Committees. From 2001- 2003, Ms. Wolf was a managing director and senior advisor of Offit Hall Capital Management LLC (and predecessor entity), an investment advisory firm. From 1994-2000, Ms. Wolf was the Treasurer and Chief Investment Officer of The Rockefeller Foundation.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unit Ownership of Trustees and Executive Officers

The following table sets forth the number of units beneficially owned as of December 10, 2013 by each Trustee and nominee for Trustee, the individual named in the summary compensation table set forth below under “Executive Compensation,” and all Trustees and executive officers as a group.

Name and Position of Beneficial Owner	Number of Units Beneficially Owned	Percentage Beneficially Owned (1)
Robert P. Adelman, Managing Trustee	6,050	*
Samuel M. Eisenstat, Trustee	9,000	*
Lawrence A. Kobrin, Trustee (2)	1,900	*
Willard B. Taylor, Trustee	6,619	*
Rosalie J. Wolf, Trustee	4,000	*
John R. Van Kirk, Managing Director (3)	13,100	*
All Trustees and executive officers as a group (6 persons)	40,669	*

*	Less than one percent

(1)	Percentage computations are based upon all outstanding units. Percentage computations for each Trustee and the Managing Director include units deemed to be owned indirectly even when beneficial ownership has been disclaimed as set forth in note (2).

(2)	Includes 500 units owned by Mr. Kobrin’s wife, in which units he disclaims beneficial interest.

(3)	Mr. Van Kirk, 61, has been the Managing Director of the Trust since 1990.

Other Unit Ownership

The Trust is unaware of any individual or entity who beneficially owned more than 5% of the Trust’s outstanding units as of October 31, 2013.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

There is only one executive officer of the Trust, its Managing Director. The Compensation Committee is responsible for recommending to the Trustees for approval all aspects of the compensation of the Managing Director.

The Trust is a passive fixed investment trust which holds overriding royalty rights, receives income under those rights from certain operating companies, pays its expenses and distributes the remaining net funds to its unit owners. The Trust does not engage in any business or extractive operations of any kind in the areas over which it holds royalty rights and is precluded from engaging in such activities by the Trust Agreement. As a result, the Trust’s financial results are determined primarily by factors not within the control of its executive or the Trustees, including energy prices

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in Europe, currency exchange rates, energy supply contracts and the operating companies’ production and sales levels. Given the nature of the Trust and the inability of the Managing Director to affect royalty income, the Compensation Committee believes that the time required and the level of skill with which the Managing Director handles the administrative and financial affairs of the Trust, rather than the Trust’s financial results, are the significant factors in determining his compensation. In setting the annual compensation of the Managing Director, the Compensation Committee considers the historic level of compensation paid to the Managing Director, the time required and the level of skill with which he handles the Trust’s administrative and financial affairs, and the outcome of advisory votes of the unit owners (including the voting results with regard to Proposal Two in this proxy statement) regarding the compensation of the Trust’s Managing Director. In addition, in the case of the current Managing Director (who has served in this role since 1990), the Compensation Committee takes into account the value of his continued performance and knowledge of the Trust, which he has gained over many years.

Historically, the compensation package for the Managing Director has consisted of a base salary and, on occasion, a cash bonus. No long-term incentive compensation has been paid and, as a result of the format of the Trust, no equity-based compensation can be made available. Lacking a traditional 401-K or its equivalent, in 2007, the Trust established a savings incentive match plan for employees (SIMPLE IRA) that is available to both employees of the Trust, one of whom is the Managing Director. The Trustees have authorized the making of contributions by the Trust to the accounts of employees, on a matching basis, of up to 3% of cash compensation paid to each such employee.

For calendar 2013, the Managing Director’s annual total compensation was $126,690, which included the Trust’s matching 3% contribution of $3,690 to his SIMPLE IRA. For calendar 2014, the Managing Director’s annual total compensation is unchanged and remains at $126,690 and includes the Trust’s matching 3% contribution of $3,690 to his SIMPLE IRA. As a result of the advisory vote regarding the frequency with which an advisory vote on the compensation of the Trust’s Managing Director should be held, the Trustees determined that an advisory vote on the compensation of the Trust’s Managing Director will be held every three years. Following the vote regarding Proposal Two at this year’s annual meeting, the next advisory vote on the compensation of the Trust’s Managing Director will be held at the February 2017 Annual Meeting. An advisory vote regarding the frequency with which an advisory vote on the compensation of the Trust’s Managing Director will also be held at such meeting.

The Trust does not maintain any severance or change of control plans or any employment contracts. As a result, the Managing Director is not entitled to receive any severance or other benefits in the case of a termination event or a change of control. The Trust does not have any formal unit ownership requirements or guidelines.

Although the Trust does not engage in any formal benchmarking, as a means of testing its judgment, the Compensation Committee has, from time to time, explored the costs of alternate or substitute performance of the management functions by a corporate service firm or similar entity and found that the fees to be charged by such entities to perform these functions would be more costly to the Trust and the unit owners and probably less effective.

The compensation of the Trustees is set by the Trust Agreement based on the application of a formula with respect to gross royalties and interest. The Compensation Committee is responsible for recommending to the Trustees for approval any additional compensation to Trustees for serving in roles such as the Managing Trustee (a non-executive position), a committee chair or the clerk of the Trustees. For these additional roles, the experience gained both during the length of their service with the Trust and their roles and experience outside the Trust as well as the time and responsibility involved in these

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added roles are considered in setting the additional compensation. See “Trustee Compensation” below. The Compensation Committee has not historically retained any compensation consultants to assist it in this process and has not done so currently.

Report of the Compensation Committee of the Trustees of North European Oil Royalty Trust

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (which is set forth above) with management. Based on this review and discussions, the Compensation Committee recommended to the Trustees that the Compensation Discussion and Analysis be included in this Proxy Statement.

Samuel M. Eisenstat, Chairman	Robert P. Adelman	Lawrence A. Kobrin
Willard B. Taylor	Rosalie J. Wolf

Summary Compensation Table

Set forth below is a table summarizing the compensation of the Managing Director (the only executive officer of the Trust) for fiscal 2009 through 2013.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	All Other Compensation ($)	Total Compensation ($)
John R. Van Kirk - Managing Director	2013	$122,500	$0	$3,675	$126,175
	2012	$119,167	$0	$3,575	$122,742
	2011	$115,000	$0	$3,450	$118,450
	2010	$113,333	$0	$3,400	$116,733
	2009	$105,000	$7,500	$3,375	$115,875

(1)	Mr. Van Kirk’s salary is determined on a calendar year basis and was $105,000 for calendar 2009, $115,000 for calendar 2010 and 2011, $120,000 for 2012, $123,000 for calendar 2013 and will be $123,000 for calendar 2014.

Trustee Compensation

Set forth below is a table summarizing the compensation earned by the Trustees during fiscal 2013.

	Trustee Fees	All Other	Total
Name	Earned ($)	Compensation ($)	Compensation ($)
Robert P. Adelman - Managing Trustee	$82,812	$0	$82,812
Samuel M. Eisenstat - Trustee, Audit Committee Chairman	$55,312	$0	$55,312
Lawrence A. Kobrin - Trustee, Clerk	$55,812	$0	$55,812
Willard B. Taylor - Trustee	$42,812	$0	$42,812
Rosalie J. Wolf - Trustee	$42,812	$0	$42,812

Under the provisions of the Trust Agreement approved by the Delaware Court of Chancery and the shareholders of the Trust’s predecessor at the formation of the Trust, each Trustee receives a yearly fee equal to 0.2% of the gross royalties and interest received during the year by the Trust. Based upon this formula, each Trustee earned a fee of $42,812 and $47,430 during fiscal 2013 and

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2012, respectively. Any compensation for additional services provided to the Trust is recommended by the Compensation Committee for approval by the Trustees with the respective individual not participating. Effective January 1, 2012, the Trustees set the additional compensation for Mr. Adelman for his service as Managing Trustee at an annual calendar rate of $40,000. Effective January 1, 2012, the Trustees set the additional compensation for Mr. Kobrin for his service as Clerk of the Trustees at an annual rate of $13,000. Effective January 1, 2013, the Trustees set the additional compensation for Mr. Eisenstat for his service as the Chairman of the Audit Committee of the Trustees of North European Oil Royalty Trust (the “Audit Committee”) at an annual rate of $13,000. The Trustees are also reimbursed for reasonable out-of-pocket expenses incurred in connection with travel and accommodations for meetings of the Trustees and other required services performed on behalf of the Trust. Total reimbursed out-of-pocket expenses for all the Trustees were $4,243 and $2,871, for fiscal 2013 and 2012, respectively. The Trustees do not receive, either directly or indirectly, securities or property, retirement or insurance benefits or personal benefits or other similar forms of compensation.

TRANSACTIONS WITH RELATED PERSONS

Transactions with Related Persons

The following transactions, although not necessarily required to be reported in this proxy statement, occurred during fiscal 2013.

John R. Van Kirk, the Managing Director of the Trust, provides office space and office services to the Trust at cost. During fiscal 2013, the Trust reimbursed him a total of $25,602 for such office space and office services and an additional $219 for travel expenses.

Review, Approval or Ratification of Transactions with Related Persons

The Trustees have adopted a written policy with respect to transactions with related persons (the “Policy”). The Policy is set forth in the Trust’s Code of Conduct and Business Ethics and is available on the Trust’s website at www.neort.com/ethics.html. The Policy provides that any proposed Related Person Transaction (as defined below) be submitted to the Trustees for consideration. In determining whether or not to approve the transaction, the Policy provides that the Trustees shall consider all of the relevant facts and circumstances available to the Trustees, including (if applicable): the benefits to the Trust; the impact on a Trustee’s independence; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees, Trustees, officers, agents or consultants of the Trust generally. The Policy provides that the Trustees shall approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Trust and its unit owners.

For purposes of the Policy, a “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Trust was, is or will be a participant, and in which any Related Person had, has or will have a direct or indirect material interest.

For purposes of the Policy, a “Related Person” means (1) any person who is, or at any time since the beginning of the Trust’s last fiscal year was, a Trustee or executive officer of the Trust or a nominee to become a Trustee of the Trust; (2) any person who is known to be the beneficial owner of more than 5% of Trust’s units; and (3) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law,

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son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Trustee, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such Trustee, executive officer, nominee or more than 5% beneficial owner.

AUDIT COMMITTEE

All of the Trustees, with the exception of Lawrence A. Kobrin, constitute the Audit Committee. The Audit Committee meets the definition of an audit committee set forth in Section 3(a)(58)(A) of the Exchange Act of 1934. All of the members of the Audit Committee are “independent” as that term is defined in the rules of the Securities and Exchange Commission (the “SEC”) and the applicable listing standards of NYSE. The Trustees have determined that both Robert P. Adelman and Rosalie J. Wolf are audit committee financial experts, as the term is defined in the SEC rules. The Audit Committee is chaired by Samuel M. Eisenstat. The Trustees of North European Oil Royalty Trust have adopted a written Charter outlining the duties and responsibilities of the Audit Committee. In March 2011, Mr. Eisenstat stepped down from his position on the audit committees of several funds managed by Sun America Asset Management Corp. The Trustees have determined that such service by Mr. Eisenstat did not impair his ability to effectively serve on the Trust’s Audit Committee.

Pursuant to the Audit Committee Charter and the requirements of the SEC, the Audit Committee has provided the following report for inclusion in this proxy statement:

Report of the Audit Committee of the Trustees of North European Oil Royalty Trust

The undersigned constitute the members of the Audit Committee. In connection with the proxy statement in which this report appears and the distribution to unit owners of the financial reports for the Trust’s fiscal year ended October 31, 2013, the Audit Committee reports as follows:

1.     The Audit Committee has reviewed and discussed the audited financial statements for the Trust for the fiscal year ended October 31, 2013 with the Managing Director of the Trust, constituting its ongoing management.

2.     The Audit Committee has discussed with representatives of WeiserMazars LLP, the independent registered public accounting firm of the Trust, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T.

3.     The Audit Committee has received the written disclosures and the letter from WeiserMazars LLP, the independent registered public accounting firm of the Trust required by applicable requirements of the PCAOB regarding WeiserMazars LLP’s communications with the Audit Committee concerning independence, and has discussed with WeiserMazars LLP their independence.

4.     Based on the review and discussions described in this report, the Audit Committee recommended to the Trustees that the audited financial statements be included in the Trust’s Annual Report on Form 10-K for the fiscal year ended October 31, 2013 for filing with the SEC.

Samuel M. Eisenstat, Chairman	Robert P. Adelman
Willard B. Taylor	Rosalie J. Wolf

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AUDITOR MATTERS

A representative of WeiserMazars LLP is expected to attend the annual meeting and to be available to respond to appropriate questions from unit owners. The representative from WeiserMazars LLP will also have the opportunity to make a statement at the meeting.

Fees Billed by Independent Auditors

Audit Fees

For the fiscal years ended October 31, 2013 and 2012, WeiserMazars LLP performed services in connection with the reviews of the first three fiscal quarters, the year-end audits and the attestations to the sufficiency of the Trust’s internal controls. The Trust paid $64,230 and $56,615 in fiscal 2013 and fiscal 2012, respectively, for such services.

Audit-Related Fees

No fees for audit-related services were paid in either fiscal 2013 or fiscal 2012.

Tax Fees

The Trust paid $0 and $4,027 for tax research services in fiscal 2013 and fiscal 2012, respectively.

All Other Fees

At the Trust’s direction and as part of its monitoring process, the German accounting firm, P+B GmbH & Co. KG, examined the basis for royalty payments and allowable cost deductions for Mobil Erdgas Erdol GmbH and BEB Erdgas und Erdol GmbH in Germany on a biennial basis. The Trust paid no fees for these services in fiscal 2013. The Trust paid $30,108 for these services in fiscal 2012.

Pre-Approval Policies

It is the policy of the Audit Committee that all audit and non-audit services provided to the Trust must be pre-approved by the Audit Committee. All of the audit and non-audit services described above were pre-approved by the Audit Committee.

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GOVERNANCE AND NOMINATIONS

Trustee Independence

The Trustees have determined that all the current Trustees are considered independent according to the rules of the NYSE.

Leadership Structure

The positions of Managing Trustee and Managing Director have been held by separate individuals since 1990. The Managing Trustee and the Managing Director fulfill the roles normally reserved for their corporate equivalents, the Chairman of the Board of Directors and the Chief Executive Officer, respectively. Since 2008, the Managing Director, rather than the Managing Trustee, has fulfilled the role normally reserved for the Chief Executive Officer in recognition of the differences between the two roles.

Risk Oversight

The Trustees have the ultimate oversight responsibility for risk management activities as implemented by the Managing Director. The Audit Committee assists the Trustees with respect to oversight of financial risk, including internal controls. The Managing Director has day to day responsibility with respect to compliance with and execution of the Trust’s risk management policies and procedures, including internal controls. The Trustees review with the Managing Director the categories of risk the Trust faces and reviews the implementation of the risk management policies and procedures to assess whether they are being followed and are effective.

Committees

The Trustees have designated a standing Audit Committee and a standing Compensation Committee. Samuel M. Eisenstat serves as the Chairman of both committees. Robert P. Adelman, Willard B. Taylor and Rosalie J. Wolf serve as members of both committees. Lawrence A. Kobrin is a member of the Compensation Committee. The Audit Committee has a charter, but the Compensation Committee does not.

The functions of the Audit Committee include reviewing the internal financial management and control procedures of the Trust, appointing and removing independent auditors for the Trust, and consulting with the auditors. See “Audit Committee.” The functions of the Compensation Committee include recommending to the Trustees for approval the compensation of the Managing Director, the compensation of Trustees not covered by the Trust Agreement (i.e. additional compensation to Trustees for serving in roles such as the Managing Trustee, a committee chair or the clerk of the Trustees) and any separate compensation for additional services as the committee deems necessary. See “Executive Compensation.”

The Trustees have not created and do not intend to create a Governance Committee or a Nominating Committee. It is the opinion of the Trustees that no such committees are necessary since the Trust Agreement and orders of the Delaware Court of Chancery provide the framework for governance of the Trust. A copy of the Trust Agreement, as amended, is on file with the SEC and is available at the Trust’s website, www.neort.com.

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Meetings and Attendance

During fiscal 2013, the Trustees met five times. The Trustees, presided over by the Managing Trustee, met in executive session without the Managing Director and had additional communications as needed during fiscal 2013. During fiscal 2013 the Audit Committee met formally twice and the Compensation Committee met formally once, and each had additional informal meetings and communications. All of the Trustees attended 100% of all of the meetings of the Trustees and the meetings of the Audit Committee and the Compensation Committee (if a member thereof) during fiscal 2013. It is the expectation of the Trustees that all of the Trustees attend each Annual Meeting of Unit Owners in person. All of the Trustees attended last year’s Annual Meeting.

Code of Conduct and other Documents

The Trustees have created a Code of Conduct and Business Ethics. All the Trustees and the Managing Director have signed the Code of Conduct and Business Ethics. The Code of Conduct and Business Ethics, the Trustees’ Regulations and the Trust’s Audit Committee Charter are available on the Trust’s website, www.neort.com. A copy of any of these documents will be furnished without charge to any unit owner who sends a written request to John R. Van Kirk, P.O. Box 456, Red Bank, NJ 07701.

Nominations

The Trustees have not created and do not intend to create a separate Nominating Committee. The ongoing supervision of the Trust requires continuity of experience and familiarity with its structure. The Trust is precluded from business activities and would not benefit from the rotation of its member Trustees. Rotation of the Trustees would, in the opinion of the Trustees, substantially increase costs and be counter to the best interests of the unit owners. Accordingly, absent the retirement, resignation, incapacity or death of any Trustee, the Trustees have customarily been re-nominated every year.

At such time as a vacancy occurs in the Trustees by reason of retirement, resignation or death of any Trustee, all of the remaining Trustees serve the function of a nominating committee and do so pursuant to the provisions of the Trust Agreement and the orders of the Delaware Court of Chancery.

Any unit owner may at any time communicate in writing with either the Managing Trustee, or the senior Trustee then serving, to make a nomination and such nominee will be considered by the Trustees without differentiation as to the source of the suggestion. In the event of a vacancy among the Trustees, nominees would be sought who had the background, experience and competence in those areas where the former Trustee was proficient. They would include business experience in the extractive industries, experience with royalty trust management and general business and accounting experience. In addition, although the Trust does not have a formal diversity policy, in the event of a vacancy, Trustees would be sought with a broad mix of professional and personal backgrounds in order to best meet the needs of the Trust and the unit owners.

Compensation Committee Interlocks and Insider Participation

None.

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PROPOSAL TWO: ADVISORY VOTE ON COMPENSATION OF
THE TRUST’S MANAGING DIRECTOR

Proposal Two seeks an advisory vote on the compensation of the Trust’s Managing Director, its only executive officer. Unit owners are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses the Trust’s executive compensation policies and procedures, and the remainder of the Executive Compensation section of this proxy statement, which contains tabular information and narrative discussion about the compensation of the Managing Director.

As an advisory vote, this proposal is not binding upon the Trust. However, the Compensation Committee, which is responsible for determining and setting the Trust’s executive compensation, values the opinions expressed by unit owners in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for the Managing Director.

The Trustees ask you to consider and that you vote FOR the following resolution: “Resolved, that the unit owners approve, on an advisory basis, the compensation of the Trust’s Managing Director, as disclosed in the Trust’s Proxy Statement for the 2014 Annual Meeting of Unit Owners pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Compensation sections of such proxy statement.”

OTHER MATTERS

The Trustees are not aware of any other matter to be presented for action at the annual meeting. If any other matter is brought before the meeting, it is the intention of the persons named in the proxy to vote in accordance with their discretion pursuant to the terms of the proxy.

Section 16(a) Beneficial Ownership Reporting Compliance

In accordance with the Securities Exchange Act of 1934 and rules adopted by the SEC, the Trustees, the Managing Director and persons owning more than 10% of the Trust’s units (the “Reporting Persons”) are required to file reports of ownership of, and changes in ownership of, Trust units with the SEC, the NYSE and the Trust.

Based solely on a review of such forms furnished to it and written representations from certain Reporting Persons, the Trust believes that during the fiscal year ended October 31, 2013 all filing requirements applicable to the Reporting Persons have been complied with.

Communications

Any interested party (including any unit owner) may communicate with an individual Trustee, or the Trustees as a group, or with the Audit Committee Chairman in writing. All such communications will be treated in confidence and an appropriate response or action will be taken. Communications to an individual Trustee or the Trustees as a group may be sent to the office of the Trust at P.O. Box 456, Red Bank, NJ 07701 and will be forwarded to them. Communications to the Audit Committee Chairman may also be sent by mail to the office of the Trust, marked “confidential.” The Managing Trustee, Managing Director and Audit Committee Chairman can also be reached directly through the Trust’s website, www.neort.com, via the Contact Form located in the Contact Section of the website.

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Form 10-K

The Trust has filed with the SEC an Annual Report on Form 10-K for the fiscal year ended October 31, 2013. A copy of this report will be furnished without charge to any unit owner who sends a written request to John R. Van Kirk, Managing Director, P.O. Box 456, Red Bank, NJ 07701. A copy of the report is also accessible through the Trust’s website, www.neort.com.

Unit Owner Proposals for the 2014 Annual Meeting

The 2014 Annual Meeting of Unit Owners is tentatively scheduled to be held on February 12, 2015. Any proposals of the unit owners intended to be presented at the 2014 annual meeting must be received by the Trust by September 12, 2014, whether for inclusion in the Trust’s proxy statement and form of proxy relating to that meeting or otherwise. Such proposals should be sent to John R. Van Kirk, Managing Director, P.O. Box 456, Red Bank, NJ 07701. If the date of the 2014 annual meeting is changed by more than 30 days, unit owners will be advised of such change and of the new dates for submission of proposals.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Unit Owners to be Held on February 11, 2014

The Trust’s Proxy Statement for the 2014 Annual Meeting of Unit Owners and the Annual Report to Unit Owners for the fiscal year ended October 31, 2013 are available at: http://www.cfpproxy.com/1249.

Unit owners are urged to sign and return their proxies without delay.

BY ORDER OF THE TRUSTEES:

ROBERT P. ADELMAN

Managing Trustee

January 10, 2014

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REVOCABLE PROXY NORTH EUROPEAN OIL ROYALTY TRUST ANNUAL MEETING OF UNIT OWNERS FEBRUARY 11, 2014 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. This Proxy is solicited on behalf of the Trustees. The undersigned hereby appoints Robert P. Adelman, Samuel M. Eisenstat and Lawrence A. Kobrin, and any of them, proxies, with several power of substitution, to vote all units of the undersigned as instructed below and in their discretion upon other matters, including matters incident to the conduct of the meeting, which may come before the Annual Meeting of Unit Owners of North European Oil Royalty Trust to be held on February 11, 2014 or any adjournment thereof, hereby revoking any prior proxy. The undersigned has received the notice of meeting and proxy statement dated January 10, 2014. On Proposal 1 and 2, the Trustees recommend a vote “FOR.” Mark here for address change. IMPORTANT ANNUAL MEETING INFORMATION IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE UNIT HOLDER MEETING TO BE HELD ON FEBRUARY 11, 2014. THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT: http://www.cfpproxy.com/1249 Comments: FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE PLEASE MARK VOTES X AS IN THIS EXAMPLE 1. Election of five (5) Trustees With- For All For hold Except 2. Advisory vote on compensation of the Trust’s Managing Director. For Against Abstain Nominees: Robert P. Adelman, Samuel M. Eisenstat, Lawrence A. Kobrin, Willard B. Taylor and Rosalie J. Wolf. 3. To transact such other business as may properly come before the meeting. INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below. Please be sure to date and sign this proxy card in the box below. Date Sign above Co-holder (if any) sign above This proxy must be signed as name appears hereon. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. 1249